Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

[ ● ], 2025

Channel Therapeutics Corporation

4400 Route 9 South, Suite 1000

Freehold, NJ 07728

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) (1) has entered into a Securities Purchase Agreement (the “SPA”), dated as of the date hereof, with Channel Therapeutics Corporation, a Nevada corporation (“CHRO”), and LNHC, Inc., a Delaware corporation (“LNHC”), and (2) understands that each of CHRO, CHRO Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CHRO, LNHC and, solely for purposes of Article III thereof, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), has entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement and SPA, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of CHRO, the undersigned will not, during the Restricted Period (as defined below):

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Subject Shares (as defined below), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Public Company Common Stock, Public Company Preferred Stock or other securities, in cash or otherwise; or

(iii)	make any demand for, or exercise any right with respect to, the registration of any Subject Shares (other than the obligations of CHRO, LNHC and/or the combined company under the Registration Rights Agreement (as defined in the SPA)) (such foregoing restrictions set forth in clauses (i) through (iii), the “Transfer Restrictions”).

As used in this Lock-Up Agreement:

(i)	the term “Undersigned’s Shares” means all shares of Public Company Common Stock or Public Company Preferred Stock acquired by, or issuable to the undersigned pursuant to the SPA;

(ii)	the term “Subject Shares” means: (1) until the Effective Date (as such term is defined in the Registration Rights Agreement), all of the Undersigned’s Shares, (2) from and after the Effective Date (as such term is defined in the Registration Rights Agreement) until the date that is six (6) months after the Closing Date, 75% of the Undersigned’s Shares, (3) from and after the date that is six (6) months after the Closing Date until the end of the Restricted Period, 55% of the Undersigned’s Shares.

(iii)	the term “Restricted Period” means the period commencing upon the Closing and ending on December 31, 2025; provided, however, that if at any time beginning on the date that is seven (7) months after the Closing Date, the reported last sale price of Public Company Common Stock on the NYSE American is at least 250% greater than the Purchase Price (as such term is defined in the SPA) per share for five (5) consecutive trading days, then the Restricted Period will immediately expire and all of the Undersigned’s Shares subject to the Transfer Restrictions will be automatically released from the Transfer restrictions contained in this Lock-Up Agreement.

The Transfer Restrictions shall not apply to:

(a)	transfers of the Undersigned’s Shares:

(i)	if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement, or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)	if the undersigned is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, limited liability company, or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management or advisement with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, including, without limitation, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) transfers or dispositions not involving a change in beneficial ownership or (E) with prior written consent of CHRO; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided, that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to CHRO a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Public Company Common Stock, Public Company Preferred Stock or such other securities that have been so transferred or distributed;

(b)       the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of Public Company Common Stock or Public Company Preferred Stock; provided that such plan does not provide for any transfers of Public Company Common Stock or Public Company Preferred Stock during the Restricted Period;

(c)       transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of or relating to shares of capital stock or other securities of CHRO purchased or acquired by the undersigned on the open market, in a public offering by CHRO, or that otherwise do not involve or relate to shares of Public Company Common Stock or Public Company Preferred Stock issued pursuant to the SPA;

(d)       pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of CHRO’s capital stock involving a change of control of CHRO, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(e)       pursuant to an order of a court or regulatory agency.

And provided, further, that, with respect to each of (a) and (b) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be made voluntarily in connection with such transfer or disposition during the Restricted Period; provided that (i) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that such filing relates to the circumstances described in (a) or (b), as applicable and (ii) the foregoing shall not prevent the undersigned from filing a Form 13F, Schedule 13G or Schedule 13D, or any amendment thereto, or from disclosing its holdings in CHRO as required by law or regulation or its internal disclosure policies in the ordinary course of business.

In addition, notwithstanding anything in this Lock-Up Agreement to the contrary, the undersigned and its affiliates shall be entitled to purchase shares of Public Company Common Stock, from time to time and at CHRO’s sole discretion, in connection with that certain Common Stock Purchase Agreement, dated as of July 26, 2024 by and between CHRO and Tikkun Capital LLC (the “CEF Purchase Agreement”) and sell the shares of Public Company Stock purchased pursuant to the CEF Purchase Agreement at any time.

This Lock-Up Agreement shall not be construed so as to prohibit the holder of that certain Convertible Note in the aggregate principal amount of $750,000 (the “Note”) from converting the Note into shares of Public Company Common Stock or Public Company Preferred Stock in satisfaction of CHRO’s obligations thereunder, nor from selling the shares of Public Company Common Stock or Public Company Preferred Stock converted in accordance with such Note.

Any attempted transfer in violation of the Transfer Restrictions will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer Restrictions, and will not be recorded on the share register of CHRO.  In furtherance of the foregoing, the undersigned agrees that CHRO and any duly appointed transfer agent for the registration or transfer of the Undersigned’s Shares are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.  CHRO may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Public Company Common Stock or Public Company Preferred Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement.  The undersigned understands that CHRO is proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement. Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned shall be released from all obligations under this letter agreement upon the earliest to occur, if any, of (i) LNHC advising the undersigned in writing that it has determined not to proceed with the transactions contemplated by the Merger Agreement or (ii) the Merger Agreement being terminated.

Any and all remedies herein expressly conferred upon CHRO will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by CHRO of any one remedy will not preclude the exercise of any other remedy.  The undersigned agrees that irreparable damage could occur to CHRO in the event that any provisions of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that CHRO shall be entitled to seek an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which CHRO is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of CHRO with respect thereto.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, CHRO will cooperate with the undersigned to facilitate the timely removal of the restrictive legend above or the withdrawal of any stop transfer instructions.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by CHRO and the undersigned by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Investor:	[__________________]
Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed Channel Therapeutics Corporation:

By:
	Name:	Francis Knuettel II
	Title:	Chief Executive Officer & Chief Financial Officer

[Signature Page to Lock-Up Agreement (3i, LP)]